Exhibit 5.1

FISCHER

F|B|C|&|Co

www.fbclawyers.com

146 Menachem Begin Rd., Tel Aviv 6492103, Israel | Tel. 972.3.694.4111, Fax. 972.3.609.1116

Tel. 972-3-69441111
Fax. 972-3-6091116
fbc@fbclawyers.com

February 29, 2024

Tower Semiconductor Ltd.
Ramat Gavriel Industrial Park
P.O. Box 619,
Migdal Haemek, 2310502

Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Tower Semiconductor Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 9,000,000 ordinary shares, par value NIS 15.0 per share (“Ordinary Shares”), of the Company (the “Shares”), issuable under the Company’s 2013 Share Incentive Plan (the “Plan”).

In rendering the opinion expressed herein, we have examined the originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement to which this opinion letter is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) the Plan; (iv) resolutions of the board of directors of the Company (the “Board”), and (v) such other corporate records or other documents and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for this opinion.  We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for this opinion.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of such latter documents.  We have assumed the same to have been properly given and to be accurate.  We have also assumed the truth of all facts communicated to us by the Company and that all consents and minutes of meetings of the Board that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws, that such resolutions are in full force and effect and have not been rescinded or amended, and that meetings of the Board were duly constituted and convened and consents were duly adopted in accordance with the articles of association then in effect and all applicable laws. We have further assumed that all grants under the Plan are or will be duly authorized by all necessary corporate action and duly granted and (if applicable) exercised in accordance with the requirements of applicable law, the Articles and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith).  In addition, we have assumed that the consideration for the issuance and sale of the Shares shall be in an amount that is not less than the nominal (par) value of the Ordinary Shares.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Based upon and subject to the forgoing and to the assumptions and qualifications set forth herein, we are of the opinion that the Shares, when paid for and issued in accordance with the terms of the Plan and the grants thereunder, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ FISCHER (FBC & Co.) FISCHER (FBC & Co.)